NON-EXCLUSIVE LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into this 3rd day of July,

1997, by and between ATARI, a division of JTS CORPORATION, a

Delaware Corporation, with its principal place of business located at 166 Baypointe Parkway, San Jose, California 95134 (hereinafter,

"Licensor") and WEBQUEST INTERNATIONAL, INC., a Nevada corporation,

with its principal place of business located at 1135 Terminal Way,

Suite 106, Reno, Nevada 89502 (hereinafter "Licensee").

                            WITNESSETH:

     WHEREAS, Licensor has developed through its research and

development and is the owner of, and possesses certain computer game software, programs, trade names, trademarks, promotional material and intellectual property herein commonly known as "Pong"

(hereinafter referred to as the "Property"); and

     WHEREAS, Licensor is the owner of certain valuable trade names and logos relating to the Property, which such trade names were or are registered in the countries of USA, United Kingdom, Canada,

Japan, Sweden, Germany, Australia, and Austria, and any renewals thereunder; and

     WHEREAS, Licensor has granted a non-exclusive license to

Hasbro Interactive for use of the Property on the Internet; and

     WHEREAS, Licensee desires to license the Property to use the game in connection with its "website" on the World Wide Web

identified with the URL address of "www.ipong.com"; and

     WHEREAS, Licensor is willing to grant a limited, non-exclusive license to Licensee to use the Property under the terms and

conditions provided for herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable

consideration, receipt whereof is hereby acknowledged, it is hereby agreed as follows:

                               ARTICLE I
                           GRANT OF LICENSE

     1.1 Licensor hereby grants to the Licensee, in accordance with the terms of this Agreement, a non-exclusive right and license to use the Property described herein, to be placed for access by the public on one (1) website located on the World Wide Web, as

identified above, owned and operated by Licensee in connection with its services and products. Licensor retains all rights to further license the Property. Notwithstanding anything to the contrary stated herein, the grant of any right by Licensor to Licensee under this agreement shall be subject to any and all legal obligations and requirements with which Licensee is bound by law to comply.

     1.2 Unless otherwise terminated under the provisions hereof,

the term of the license granted herein shall be for an initial period of five (5) years from the date hereof, and shall be

renewable for an additional five (5) year period at the option of

Licensee as long as a minimum royalty of $400,000 has been paid to

Licensor during the original five (5) year license period.

     1.3 Subject to the terms of this Agreement, all copies of the licensed Property made by the Licensee including transactions,

encodings, decodings, compilations, partially modified copies, and updated works are and shall be the sole property of Licensor.

     1.4 The rights and information licensed herein consist of all existing source codes, enhancements, upgrades, documentation,

flowcharts, design documents, and record and file layouts, in any medium, relating to the Property and any and all right, title, and interest therein, proprietary and otherwise, and includes without limitation, the copyright, trade secret right, patent right, and rights to publish, reproduce, transmit, adapt, prepare derivative works, sell, or otherwise make use of the Property as otherwise set forth herein.

                              ARTICLE II
                             LICENSE FEES

     2.1 Licensee shall pay to Licensor a royalty, payable in

quarterly installments, in an amount equal to 1/10 of one cent

($0.001) for each player who accesses "Pong" through Licensee's website. Licensee
shall pay Licensor a base quarterly royalty in the amount of Five

Thousand Dollars ($5,000) if the number of Pong players fails to exceed five million (5,000,000) in any one quarter. Payments shall be made within thirty (30) days of the end of each calendar

quarter.

     2.2 Licensee shall pay the first base quarterly royalty in the amount of Five Thousand Dollars ($5,000) upon execution of this

Agreement, which such initial fee shall be considered non-

refundable regardless of the breach of Licensee of this Agreement.

Thereafter, the quarterly fees (base or otherwise) shall be payable according to the terms herein.

     2.3 Licensee shall keep accurate records and books of account showing the quantities of players accessing Pong on the Internet.

Licensor, or its representative, shall be given access to such records and books at all reasonable times at Licensee's place of business. Licensee shall additionally make this information

available to Licensor annually during the terms of the Agreement,

within sixty (60) days after the first of each year.


                              ARTICLE III
                         TERMINATION: REMEDIES

     3.1 This Agreement may be terminated in the event of any of the following, which shall be deemed events of default:

          3.1.1 Appointment of a trustee or receiver for Licensee.

          3.1.2 Licensee is adjudged bankrupt, becomes

                insolvent, or makes an assignment for the benefit

                of creditors.

          3.1.3 Licensee's failure to pay to Licensor the amounts

                payable under the terms hereof whether minimum

                annual payments or otherwise, or to furnish the

                accounting as set forth herein.

          3.1.4 Licensee's violation or failure to keep or

                perform any other obligation, term or condition

                contained herein and Licensee fails to cure

                within thirty (30) days after written

                notification of such failure or default is

                received.

     3.2 Licensee shall have the right to terminate this

Agreement upon thirty (30) days written notice without cause, and subject to payment of all amounts due under and performance of the remaining terms of this Agreement.

     3.3 Upon termination of this Agreement for any reason,

Licensee shall cause "Pong" to be removed from Licensee's website within twenty-four (24) hours of effective termination.

Additionally, Licensee shall discontinue all use of the trade name,

"Pong," as well as any use of the Property described herein, and all copies of the software and programming known as "Pong" shall be returned to Licensor or destroyed by Licensee. Licensee shall certify to Licensor that all copies or partial copies have been returned to Licensor or destroyed.

     3.4 Except as to a claim for accrued royalties due and payable to Licensor, Licensor's rights and remedies provided for heroin are

Licensor's sole and exclusive remedies for breach of this Agreement by Licensee regardless of any and all other rights and remedies which Licensor may have in law or in equity. The waiver by Licensor of any right of termination for any default or of any breach shall not constitute a waiver of the right to terminate this Agreement for any subsequent default or breach.

     3.5 In no event shall either party be liable to the other for any special, indirect, or consequential damages, including damages for loss of use, economic loss (such as business interruption) or loss of profits, however the same may be caused, including, without limitation, the fault, breach of contract, tort (including the concurrent or sole and exclusive negligence), strict liability or otherwise of either party, but excluding the intentional or wilful act of such party.

                              ARTICLE IV
                              ASSIGNMENT

     It is agreed that none of the rights of Licensee provided for herein are transferable or assignable without the express written approval of Licensor, which such approval is in Licensor's absolute discretion.


                              ARTICLE V
                            INFRINGEMENT

     In the event that any infringement of the licensed trade name,

trademark, and/or intellectual property known as "Pong" comes to the attention of either party, such party shall promptly notify the other party of the infringement. Each party shall have the option to prosecute and defend, at their respective cost and expense, any infringement action arising out of the licensed patents herein.

Each party agrees to cooperate with the other if any such action is commenced and both parties shall have the right, but not the obligation, to obtain counsel of their choosing to prosecute or defend such action. In no event shall either party have the

responsibility or obligation to prosecute or defend any such suit or be obligated for the cost or expenses of such litigation,

including attorney's fees. It is expressly agreed that each party shall bear their own attorney's fees and costs which may be

incurred as a result of any such infringement action.

                              ARTICLE VI
            PROPRIETARY RIGHTS AND INFORMATION PROTECTION

     6.1 Licensee recognizes that the Property licensed hereunder constitutes valuable trade secrets of Licensor. Accordingly,

Licensee agrees that it shall protect and hold in confidence all

Property and related information furnished to it by Licensor. All the Property shall be kept in secure places, under access and use restrictions not less strict than those used by Licensee to protect its own similar, valuable trade secret information. Except with

Licensor's prior written consent, Licensee shall not disclose any

Property to any other person, firm, or corporation (including any stockholder, partner, or joint venturer or any parent, subsidiary,

or affiliated corporation), and shall further restrict circulation of such material within its own organization except to the extent necessary to fulfil the herein stated purposes. The fact that the

Property
has been obtained or becomes available from unauthorized sources shall in no way relieve Licensee from its obligations hereunder and unauthorized use of the Property by Licensee shall be deemed to include any disclosure by Licensee of the Property obtained from such sources.

     6.2 Licensee agrees to respect Licensor's copyright in its brochures and other materials, provided that during the term of this Agreement, Licensee may reproduce such promotional brochures or materials for use in connection with the license granted herein.

The Licensee shall reproduce and mark any such copies with any copyright notice which may appear on the original or on any

packaging material. Notwithstanding anything stated herein to the contrary, Licensor is not obligated to provide any such material nor shall the failure to provide such material be considered a breach of this Agreement; it being the intent of the parties to make use of such material as may be available to the mutual benefit of the parties.

                             ARTICLE VII
                       INVALIDITY OF TRADEMARK

     If any claim of any proprietary interest under which this

license is granted shall be declared invalid by a final decision of a court of competent jurisdiction, whether an appellate court or a lower court whose decision becomes final by failure to appeal therefrom or no certiorari is granted within the period allowed therefor, or if, as a result of a final decision, any such claim shall be hereafter awarded to another, Licensee shall be relieved of all obligations hereunder.

                            ARTICLE VIII
                          CONFIDENTIALITY

     Licensee hereby agrees, that during the term of this Agreement and for a period of five (5) yeas after its termination, Licensee will hold secret and confidential and will not disclose in any manner to any person or concern (excluding such of its employees or agents as are required to allow full use of the rights granted herein and then only under an obligation of secrecy binding upon such employee or agent for the benefit of Licensor), any method,

process, technique, information, knowledge, trade practice or trade secret divulged, disclosed or in any way communicated by Licensor to Licensee. Additionally, Licensee hereby agrees that it will not use or employ, either directly or indirectly, any information, knowledge, trade practice or trade secret acquired under this Agreement for such period as stated herein.



                              ARTICLE IX
                              OWNERSHIP

     Licensee hereby recognizes and acknowledges the Licensor's ownership of the software, trade name and trademarks which are the subject of this Agreement, to any future, improvement,

modification, invention or design as contemplated herein, and to any trademark licensed or used in association with the products herein. Licensee further agrees that it will not at any time do or cause to be done any act or thing contesting or in any way

impairing or tending to impair Licensor's ownership. In the event

Licensee challenges the ownership of Licensor to any item

contemplated herein in any court having jurisdiction over such matters, Licensor shall have the right to immediately terminate this Agreement.

                              ARTICLE X
                              TAXABILITY

     Licensor and Licensee agree that Licensee will deduct the

payments under the term of this agreement as a business expense by

Licensee for purposes of federal and state income taxation, and that Licensor shall treat its payment in whatever method is

acceptable under prevailing Internal Revenue Service rules and regulations as well as federal and state income taxation laws. In no event, however, is the method of treatment of said payments by the Internal Revenue Service a condition of the Agreement herein.

                               ARTICLE XI
                                NOTICES

All notices required by this agreement shall be mailed by

certified mail, return receipt requested, tothe following

addresses:


     Licensor:

          Atari, a division of JTS Corporation
          John Skruch
          166 Baypointe Parkway
          San Jose, California 95134

     Licensee:

          WebQuest International, Inc.
          Allen Dunn
          1135 Terminal Way, Suite 106
          Reno, Nevada 89502



     Any notice required or permitted to be given under this

agreement by either of the parties heretoshall be deemed to

have been sufficiently given for all purposeshereto on the

date of mailing as described herein above.

                                  ARTICLE XII
                        REPRESENTATIONS AND WARRANTIES

12.1 Licensee represents and warrants to Licensor that:

     12.1.1 Licensee is duly incorporated under the laws of the

             State of Nevada and is in good standing.

     12.2.2  Licensee's board of directors and shareholders

             existing as of the date of the execution hereof have duly

             approved all of Licensee's agreements herein, and

             Licensee shall provide Licensor with certified copies of

             resolutions showing such action.


12.2 Licensor represents and warrants to Licensee that:

     12.2.1 Licensor has not entered into any other agreements,

            excepting the license agreement with Hasbro Interactive

            as noted herein above, for the use and/or sale of the

            Property contrary to the rights and interests granted

            herein and has the full authority and right to grant the

            license granted herein.

     12.2.2 Licensor's grant of the license herein is not in

            conflict in any way with its grant of a license to Hasbro

            Interactive for use of the Property.

     12.2.3 Hasbro Interactive has approved this license for use of the Property and Licensee's use of the Property is non-

            infringing upon the license agreement between Licensor

            and Hasbro Interactive.

     12.2.4 Licensor has developed and protected said trade name and has the exclusive right to use and license others to use

            such marks.

     12.2.5 Licensor has an unrestricted exclusive right to use,

            execute and reproduce the original Property, enhancements

            and upgrades thereof, and to sell and distribute the

            Property without obligation or restriction of any kind and that there is no other ownership or proprietary interest

            in the Property other than those licensed hereunder,

            excepting therefrom the rights of Atari Games Corporation

            to the use of the Property for coin operated games, and

            a non-exclusive right to create derivative works for play

            on personal computers and home game systems.

     12.2.6 Licensor is the sole and exclusive owner of and has good and marketable title to the Property and is duly

            authorized and empowered to license all rights thereto

            without the consent of any other person or entity; and

            there are no debts, liens, encumbrance, or obligations

            against the Property and Licensor has paid all taxes,

            charges, debts, and other assessments as may be attributed thereto and that all debts and obligations relating

            thereto are and will remain fully satisfied throughout the term hereof. The Property is not subject to any permits,

            licenses, or grants of use or any right whatsoever other

            than licensed herein and Licensor has not sold or granted

            any interest, whether in total or in part, in any portion

            of the Property to any person or entity and the use of the

            Property does not conflict or otherwise infringe in any

            way with the trade-marks, trade-names, copyright, or other proprietary rights, nondisclosure or other rights or

            interest of any other person or entity.

     12.2.7 The Property and its use by Licensee has been and is in compliance with all applicable laws, rules and regulations.

     12.2.8 Licensor is a corporation duly organized, validly

            existing, and in good standing under the laws of the

            state of its incorporation and has full corporate power

            and authority to enter into this Agreement and to carry

            out its obligations hereunder. This Agreement constitutes

            a valid and binding obligation of Licensor and performance hereunder will not violate any provision of its Articles

            of Incorporation, Bylaws, or other agreements or

            commitments.


                                ARTICLE XIII
                        LICENSEE'S RIGHT TO MODIFY

     If, during the term of this Agreement, Licensee desires to modify, enhance or alter the Property in order to more effectively market Licensee's product, Licensee shall provide the software version to Licensor for approval thereof, which such approval shall not be unreasonably withheld. Licensee shall not release any such version to the public without Licensor's prior approval. Subject to the terms of this Agreement, Licensee shall retain ownership of such modifications, enhancements or alterations. There shall be no use of Licensee's modifications or alterations of the software by any other party without the specific approval of Licensee. It is initially understood between the parties that Licensee intends to make the pong game a more exciting game beyond presently existing format.

                                ARTICLE XIV
                              INDEMNIFICATION

     14.1 Licensee hereby agrees to indemnify, defend and hold

Licensor harmless from all liabilities, losses, damages, costs,

expenses, causes of action, claims and/or judgments by reason of any injury or damage to any person or persons, including without limitation, Licensee, its servants, agents and employees, or property of any kind whatsoever and to whomsoever belonging,

resulting from any use, sale or other disposition by Licensee of the Property licensed hereunder. Licensee hereby waives all claims against Licensor for damages to property of or for bodily injuries to Lessee, his agents or any other third persons.

     14.2 Licensee agrees to indemnify, defend and hold Licensor harmless from any and all liability, damages, loss, cost or expense including, but not limited to, attorney's fees arising out of any claim or action based upon the use of the trade names or marks by

Licensee.

     14.3 Licensor agrees to indemnify, defend and hold Licensee harmless from any and all liability, damages, loss, cost or expense including, but not limited to, attorney's fees arising out of any claim or action based upon the breach of the warranties and

representations of Licensor set forth in this Agreement.

     14.4 Licensor agrees to indemnify, defend and hold Licensee harmless from any and all liability, damages, loss, cost or expense including, but not limited to, attorney's fees arising out of any claim or action related to the use of the Property by Hasbro

Interactive pursuant to the License Agreement between Hasbro

Interactive and Licensor.

                               ARTICLE XV
                        MISCELLANEOUS PROVISIONS

     15.1 This Agreement contains the entire agreement of the

parties and supersedes all prior agreements, understandings and negotiations regarding the same and shall only be amended by a written instrument by both parties.

     15.2 If any part of this Agreement shall be held unenforceable by a court of competent jurisdiction, the remainder of the

Agreement shall nevertheless remain in full force and effect.

     15.3 This Agreement shall be governed and construed in

accordance with the laws of the State of California. Any action commenced by either party arising from any disputes hereunder shall be brought in the State of California, in and for the County of

Santa Clara.

     15.5 The waiver by either party of a breach of any provision contained herein shall be in writing and shall in no way be

construed as a waiver of the present or any succeeding breach of any such provision or the waiver of the provision itself.

     15.6 In the event of any litigation between the parties

arising out of this Agreement, the prevailing party shall be entitled to recover its attorney's fees and costs of suit incurred therein.

     15.7 Each of the parties represents to the other parties that no broker or finder has acted for them in connection with this

Agreement and agrees to indemnify and hold harmless the other parties against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by such party.



     IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.


     LICENSOR:

          ATARI, a division of JTS CORPORATION,
          a Delaware Corporation
          By: /s/John Skruch


     LICENSEE:

          WEBQUEST INTERNATIONAL, INC.
          By: William J. Bradley
          Secretary/Treasurer